CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees of the
Rothschild Larch Lane Alternatives Fund:

We consent to the use of our report, dated December 26, 2014, for the Rothschild Larch Lane Alternatives Fund, incorporated by reference herein, and to the references to our firm under the heading "Financial Highlights" in the Prospectus, and in the introduction and under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.



/s/ KPMG LLP

Roseland, New Jersey
February 27, 2015